July 10, 2015

FLORIDA DEPARTMENT OF STATE
Division of Corporations

CIRQUE ENERGY, INC.
243 WEST CONGRESS
DETROIT, MI 48226US

Re: Document Number P98000062582

The Articles of Amendment to the Articles of Incorporation for CIRQUE ENERGY, INC., a Florida corporation, were filed on July 9, 2015.

The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H15000168005.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Tracy L Lemieux
Regulatory Specialist II
Division of Corporations

Letter Number: 915A00014472

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on July 9, 2015, to Articles of Incorporation for CIRQUE ENERGY, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H15000168005. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is P98000062582.

Authentication Code: 915A00014472-071015-P98000062582-1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Tenth day of July, 2015

Ken Detzner
Ken Detzner
Secretary of State

Articles of Amendment
to
Articles of Incorporation
of

Cirque Energy, Inc.
____
(**Name of Corporation as currently filed with the Florida Dept. of State**)

P98000062582
____
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

____ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____

____

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _____________________________

____
(Florida street address)

New Registered Office Address: _____________________________, Florida_______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ☐ Change	______	______________________	______________________
☐ Add			______________________
☐ Remove			______________________
2) ☐ Change	______	______________________	______________________
☐ Add			______________________
☐ Remove			______________________
3) ☐ Change	______	______________________	______________________
☐ Add			______________________
☐ Remove			______________________
4) ☐ Change	______	______________________	______________________
☐ Add			______________________
☐ Remove			______________________
5) ☐ Change	______	______________________	______________________
☐ Add			______________________
☐ Remove			______________________
6) ☐ Change	______	______________________	______________________
☐ Add			______________________
☐ Remove			______________________

E. <u>If amending or adding additional Articles, enter change(s) here</u>:
(Attach *additional sheets, if necessary).* *(Be specific)*

Article IV of the company's Articles of Incorporation are hereby amended as set forth on the attached additional sheet, in order to increase the designated number of the company's Class B Convertible Preferred Stock from 100,000 shares to 200,000 shares

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(*if not applicable, indicate N/A*)

N/A

The Board of Directors of Cirque Energy, Inc. and holders of a majority of the Class B Convertible Preferred Shares have authorized the increase in the number of designated Class B Convertible Preferred Shares. The description of the Class B Convertible Preferred Shares is as follows:

CLASS B CONVERTIBLE PREFERRED SHARES

Number of Class B Convertible Preferred Shares Authorized: 200,000

Stated Rate of Return: N/A

Stated Value: $10.00

Preference Term: 5 years

Conversion Rate: $0.014493

Rate of Conversion is set at $0.014493 per share and is calculated by dividing the stated value of each share by the rate of conversion. Example: 1 share of Class B Convertible Preferred has a stated value of $10.00. The number of common shares received on conversion will be $10.00/$0.0145 = 690 common shares. The rate of conversion will be adjusted for any dilutive or anti-dilutive stock split.

Conversion Rights: The beneficial owner of the Class B Convertible Preferred may convert to common shares at any time beginning 6 months after issue by providing written notice of conversion to the issuer.

Issuers Right to Demand Conversion Provision: The issuer, at its discretion, may require the conversion of the Class B convertible Preferred to common shares on any time one of the following events:

1 Acquisition or merger of a value equal to or greater than 30% of the then current business value or a dilutive impact to the outstanding shares of greater than 10%
2 Registration of an Offering for the sale of securities
3 The Preference Term of 5 years expires
4 Death or mental incapacity of the beneficial holder

Registration Rights: In the event there is a registered offering of securities the Class B Convertible Preferred may convert to common shares and those shares must be included in the offering registration.

Liquidation Preference: In the event of:

1. The sale of a material portion or all of the business
2. A liquidation of the material assets of the business

3. Bankruptcy: The beneficial holders of the Class B Convertible Preferred Shares will have a preference in recovery that is subordinate to the debt of the issuer but senior to the common shareholders.

Voting Rights: The beneficial owner of the Class B Preferred shall have voting rights equal to 5 votes for each common share that would be received on conversion. Each Class B Convertible Preferred Share will be entitled to 3,450 votes. The Class B Convertible Preferred Shareholder may vote on any matter that is brought to a vote of the common stock holders.

Transferability: The holders of the Class B Convertible Preferred Shares may not sell, transfer, hypothecate or otherwise in any way encumber the Class B Convertible Shares except to an individual owning more than 5% of the equity of the issuer and with the consent of the Board of Directors. In the event of the death or in the event that the beneficial owner becomes unable to manage his or her own affairs due to illness or mental incapacity, then the issuer may force the conversion of that individuals Class B Convertible Shares to Common Stock. The common stock will not be registered but may be transferred, sold or otherwise liquidated by the beneficial owner or their designated agent without restriction.

The date of each amendment(s) adoption: July 9, 2015, if other than the date this document was signed.

Effective date if applicable: Upon filing

(no more than 90 days after amendment file date)

Adoption of Amendment(s) (**CHECK ONE**)

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated July 9, 2015

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Roger Silverthorn

(Typed or printed name of person signing)

President, CEO and Director

(Title of person signing)